Native American Energy Group to Resume Financial Reporting in Fourth Quarter

FRESH MEADOWS, NY -- (Marketwired - September 23, 2015) - Native American Energy Group, Inc. (OTC PINK: NAGP) (the "Company") wishes to inform its stockholders, the public and other stakeholders that we expect to be able to resume financial reporting during the fourth quarter and be fully compliant and current by year's end. "Corporate governance and meeting SEC reporting requirements remains a priority to the Company and its executives," said CEO Joseph G. D'Arrigo.

About Native American Energy Group, Inc.
Native American Energy Group, Inc. is a New York-based, energy resource development and management company.

Forward Looking Information
This release may contain descriptions of the Company's expectations regarding future business activities. These forward-looking statements are made in reliance upon safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Accordingly, actual results may differ materially from those contemplated by the forward-looking statements.

Contact Information:
Richard Ross
Chief Communications Officer
Native American Energy Group, Inc.
+1 (718) 408-2323